Exhibit (o)(8)

AMENDMENT NO. 7
TO
ALLTEL CORPORATION 401(k) PLAN
(January 1, 2001 Restatement)

          WHEREAS, ALLTEL Corporation (the “Company”) maintains the ALLTEL Corporation 401(k) Plan, as amended and restated effective January 1, 2001, and as subsequently amended (the “Plan”); and

     WHEREAS, the Company desires further to amend the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan in the respects hereinafter set forth:

     Effective as of January 1, 2004, Appendix B of the Plan is amended by adding a new subsection (h) at the end thereof to provide as follows:

(h)	For the 2004 Plan Year, each person who

(i)	was an active employee of CellCom/New-Cell, Inc. and became an Employee on February 20, 2004;

(ii)	was an active employee of MobileTel, LLC and became an Employee on November 1, 2004; or

(iii)	was an active employee of United States Cellular Corporation (“USCC”) and became an Employee either on December 1, 2004 or pursuant to the Purchase Agreement between USCC and the Company effective December 1, 2004.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 13th day of December, 2004.

ALLTEL CORPORATION
By:	/s/ Scott T. Ford
Title: President and Chief Executive Officer